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                                                                Exhibit 10.7.1



                   LICENSE AGREEMENT DATED MAY 1, 1995 BETWEEN
          THE COMPANY AND TRIANGLE RESEARCH AND DEVELOPMENT CORPORATION






                   INFORMATION PLACED IN BRACKETS [ ] HAS BEEN
                    OMITTED IN ACCORDANCE WITH A CONFIDENTIAL
                   TREATMENT REQUEST PURSUANT TO RULE 406 AND
                  HAS BEEN FILED SEPARATELY WITH THE COMMISSION




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                                EXCLUSIVE LICENSE
                                    AGREEMENT

This License Agreement, entered into this 1st day of May, 1995, (referred to as the ("Agreement") is between:

Triangle Research and Development Corporation, a corporation organized under the laws of the State of North Carolina, with an address P.O Box 12696, Research Triangle Park, North Carolina 27709, hereinafter referred to as "TRDC", and

Frisby Technologies, Inc., a corporation organized under the laws of the State of North Carolina, with its principal place of business at 417 South Main Street, Freeport, New York 11520, hereinafter referred to as "Frisby".

                                    RECITALS

WHEREAS, TRDC is a research and development corporation which has developed patented and proprietary technologies relating to bulk and microencapsulated phase change materials (hereinafter, "MicroPCMs") and;

WHEREAS, Frisby has the requisite expertise, facilities, capabilities and personnel to develop and market commercial, industrial and government applications of innovative technologies; and

WHEREAS, Frisby wishes to exclusively license the MicroPCM technologies of TRDC, and TRDC desires to grant to Frisby an exclusive license to develop and market all applications of the MicroPCM Technologies, with the exclusion of fibers and fabrics with reversible, enhanced thermal storage properties, including, but not limited to, U.S. Patent Number 4,756,758 (hereinafter "MicroPCM fibers and fabrics"),

WITNESSETH, in consideration of the premises and covenants herein contained, receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                             ARTICLE I - DEFINITIONS

1.01 MicroPCMs. "MicroPCMs" means bulk and microencapsulated phase change materials.

1.02  Bulk PCMs. "Bulk PCMs" means bulk phase change materials.

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1.03 Technology. "Technology" means all of TRDC's interest in any proprietary information, patents, inventions, developments, trade secrets, know-how and, whether present or future, relating to all applications of MicroPCMs for all commercial, industrial and government customers worldwide, with the exclusion of MicroPCM fibers and fabrics.

1.04 End-Use Products. "End-Use Products" means any item containing the Technology resulting from the Agreement which is presently or may be in the future a salable product of Frisby.

1.05 Royalty. "Royalty" means [This information has been omitted in accordance with a Confidential Treatment Request and has been filed separately with the Commission.]

1.06 Sublicensee Payments. "Sublicensee Payments" means all moneys received by Frisby from any sublicensees of the Licensed Technology, excluding moneys received from Option To License Agreements.

1.07 Sales. "Sales" means the gross sales revenues of Frisby products incorporating the Licensed Technology, less all applicable taxes, commissions and shipping expenses.

1.08 Effective Date. This Agreement is effective when duly signed, with all terms and conditions effective retroactively to January 1, 1995.

1.09 Territory. "Territory" means all commercial, industrial and government markets and customers worldwide.

1.10 TRDC. "TRDC" means Triangle Research and Development Corporation, its affiliates or any individuals, corporations or other institutions to which TRDC ownership of the Technology has been transferred or assigned.

                          ARTICLE II - GRANT OF LICENSE

2.01 TRDC grants to Frisby the exclusive worldwide license to develop and commercialize all patented and proprietary bulk and MicroPCM technologies of TRDC, whether present or future, with the exception of MicroPCM fibers and fabrics. This License includes, but is not limited to U.S. Patent numbers:

US Patent No. 4,807,696             MicroPCM Thermal Energy Storage



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                                                                     Page 3 of 8

 US Patent No. 4,911,232             Heat Transfer Using MicroPCM Slurries

 US Patent No. 5,141,079             Two Component Cutting and Cooling Fluids

 US Patent No. 5,224,356             Thermal Energy Absorbing and Conducting
                                     Potting Materials

 US Patent No. 5,415,222             Microclimate Cooling Garments

 US Patent (pending)                 Moldable Foams with Reversible Enhanced
                                     Thermal Storage

 US Patent (pending)                 Thermal Insulating Coatings Using
                                     MicroPCMs

*US Patent No. 5,366,801             Coated Fabric With Reversible Enhanced
                                     Properties

*US Patent No.5,290,904              Thermally Enhanced Heat Shields


(*Note:  Frisby's License for these patents exclude MicroPCM fibers and fabrics)

2.02 TRDC further grants to Frisby the exclusive rights and license with exclusive rights to sublicense, to manufacture Bulk PCMs, MicroPCMs, end-use products, and any improvements thereto, and to market, sell, use, lease or distribute all applications of these product throughout the world, with the exclusion of MicroPCM fibers and fabrics.

2.03 TRDC agrees that all improvements and new discoveries pertaining to bulk or MicroPCMs developed by TRDC, with the exception of improvements relating to MicroPCM fibers and fabrics, will become part of this agreement with the exclusive license to Frisby granted hereby. This exclusive license agreement includes all current and future uses of bulk and MicroPCM technologies, including all non-thermal and electrorheological applications and uses for same.

2.04 Each Party agrees to inform the other Party of any and all improvements, changes and information relating to Bulk and MicroPCM technologies as soon as practical after that information is made available to the Party. This includes the status of all Bulk and MicroPCM related research

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and development efforts by Frisby, TRDC or any affiliates. All improvements, changes and information shall be promptly incorporated as part of this Agreement.

                             ARTICLE III - PAYMENTS

3.01 Payments to TRDC. All amounts owed by Frisby to TRDC in accordance with section 3.03 herein, shall be paid within thirty days after the end of the calendar quarter during which payments were received by Frisby from sales or revenues described in sections 3.031, 3.032, 3.033 and 3.034. Each payment shall be accompanied by a statement consisting of records sufficient to enable the verification of amounts payable under this License.

3.03 Royalty Payments. Frisby agrees to pay royalties or fees to TRDC in accordance with the following terms:

3.031 End-Use Product Sales and Government Development Contracts. On all sales by Frisby of bulk PCMs, MicroPCMs and End-Use Products incorporating MicroPCMs, with the exception of those exclusions identified below, which are based upon the licensed technologies of TRDC, as well as on all direct government development contracts related to the licensed Technology received by Frisby during this exclusive license, Frisby agrees to pay TRDC a royalty or fee in accordance with the following schedule:

[This information has been omitted in accordance with a Confidential Treatment Request and has been filed separately with the Commission.]

Exclusions: All sales of MicroPCMs by Frisby to Gateway Technologies, Inc. are excluded from the above provision, in accordance with Par. 3.032 below. In addition, all MicroPCM sales to any customer, when the MicroPCMs have been supplied directly by TRDC to Frisby, are excluded from the above royalties or any associated fees.

3.032 Gateway Technologies, Inc. Product Sales - On all sales of MicroPCMs to Gateway Technologies, Inc., Frisby will pay TRDC a royalty of [This information has been omitted in accordance with a Confidential Treatment Request and has been filed separately with the Commission.] in lieu of the percentages due in
3.031 above.

3.033 Sublicensee Payments. On all Sublicensee Payments received by Frisby from third party Sublicencees, Frisby agrees to pay TRDC in accordance with the following schedule. These payments include all sublicense fees and royalties received from Frisby licensed third parties, but


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exclude all Option To License fees and any in-kind or other non-cash fees and payments received from any third parties.

[This information has been omitted in accordance with a Confidential Treatment Request and has been filed separately with the Commission.]

3.034 License Fees Received From Pre-existing TRDC Third Parties: In lieu of the royalties payable to TRDC under paragraph 3.033 above, TRDC will receive a royalty of [This information has been omitted in accordance with a Confidential Treatment Request and has been filed separately with the Commission.] the pre-existing TRDC accounts listed in Appendix T which has been attached hereto and made a part hereof. In addition, if TRDC receives funded research contracts by June 1, 1996 from Digital Equipment Corp., IBM or Intel Corporation as a direct result of TRDC research projects proposed and submitted prior to December 15, 1995 to the companies, then the specific product applications developed under that funded effort of the company will be added to Appendix T.

3.035 Minimum Payments To TRDC - Frisby agrees to a minimum annual payment to TRDC of the following in accordance with the following yearly amounts. A minimum payment is only due if the total payments due TRDC from license fees, royalties or related fees, or R&D credits as described in section 3.036, in each year do not exceed the minimum amounts shown below for that year.

1st Year                            $ 15,000.
2nd and 3rd Year                    $ 30,000.
4th Year                            $ 54,000.
5th Year                            $ 78,000.
6th Year                            $102,000.
7th Year                            $126,000.
8th and thereafter                  $150,000.

If the total of royalty payments, fees and R&D credits in a given year do not meet or exceed the above Minimum Payments, then Frisby will pay TRDC the difference between those amounts within thirty (30) days after the end of the calendar year. If the total amounts paid TRDC is equal to or greater than the above Minimum Payments, then no supplemental payments will be due to TRDC.

3.036 Research and Development Credits Against Annual Minimums - The parties agree that [This information has



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been omitted in accordance with a Confidential Treatment Request and has been filed separately with the Commission.] of the contract price of all R&D contracts accepted by TRDC from Frisby in a given year shall be applied towards the minimum payment due to TRDC.

                       ARTICLE IV - INTELLECTUAL PROPERTY

4.01 Intellectual Property. All licensed products sold by TRDC during the term of this License Agreement shall reference Frisby's designated Trademarks. Further, TRDC shall not obtain any Trademarks or use any Tradenames that are similar thereto on authorized sales of bulk or MicroPCMs to any third parties.

4.02 Patent Expenses. Frisby will pay all applicable patent expenses and filing fees relating to the Bulk and MicroPCM technologies of TRDC exclusively licensed to Frisby hereunder, whether present or future, as well as the appropriate proportion of "shared patents" with other TRDC Licensees. All patent applications and applicable bills for any patent related legal expenses relating to the Technology exclusively licensed to Frisby must be approved by Frisby prior to inclusion as part of this provision.

4.03 Patent Rights. TRDC represents and warrants that, to the best of its knowledge and belief, the patents licensed herein are valid and enforceable in the United States, that it is the sole and exclusive owner thereof in the United States, that it has the full right, power, and authority to enter into this Agreement and to grant the rights, licenses and privileges hereby granted by TRDC to Frisby, and to perform all of its obligations hereunder. TRDC also warrants that, with the exception of MicroPCM fibers and fabrics which have been licensed to Gateway Technologies, Inc. under a prior License, it has not granted to any other firm or person any right or license to use the patents in connection with the sale, use or distribution of the Technologies Licensed to Frisby under this Agreement.

4.04 Infringement. Each Party shall promptly notify the other Party if it learns of any infringement of any patent rights respecting the patents or Technology licensed hereunder or of any unauthorized use of the Technology by any third party. Both Parties shall take all appropriate actions necessary for the protection of the patent or license rights granted herein.

                      ARTICLE V - MISCELLANEOUS PROVISIONS

5.01 Effect of Waiver. No waiver whether express or implied, of any breach of any term, condition or obligation of this Agreement shall be construed as a waiver of any subsequent breach of that term, condition or obligation, or any other term, condition or obligation of this Agreement of the same or different nature.




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5.02. Notices. Any notice provided for in this Agreement must be in writing and may be given by registered letter and shall be deemed to have been given when such registered letter, properly addressed, is mailed. If such notice is given otherwise than by registered letter, it shall be deemed to have been given when delivered. If such notice is to be given to Frisby, copies shall be addressed to Mr. Greg Frisby, Chief Executive Officer, Frisby Technologies, Inc., at 417 South Main Street, Freeport, New York 11520. If given to TRDC, copies shall be addressed to Dr. David Colvin, Ph.D., President, at Triangle Research and Development Corp., P0 Box 12696, Research Triangle Park, North Carolina 27709. Any party hereto may at any time, by thirty (30) days written notice to the others, designate any other address in place of those provided in this paragraph.

5.03 Severability. It is understood and agreed by the Party to this Agreement that if any part, term, or provision of this Agreement is held to be unenforceable by United States courts or in conflict with applicable law, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties hereto shall be construed and enforced consistent with the intent of this Agreement.

5.04 Successors and Assigns. This Agreement shall inure to the benefit of the successors or assigns of the Parties.

5.05 Choice of Law. This Agreement is to be governed by and interpreted in accordance with the laws of the State of North Carolina.

5.06 Complete Agreement. This document comprises the entire Agreement with respect to the subject matter hereof and supersedes all negotiations, representations and warranties, commitments, offers, contracts and writings prior to the date of this Agreement, except the Reciprocal Secrecy Agreement between Frisby and TRDC dated September 6, 1994, incorporated herein and made a part thereof Otherwise, the Parties to this Agreement are not to be bound by any representations, warranties or agreements other than those set forth herein or in a written amendment to this Agreement hereinafter entered into by the Parties and duly executed by each party. Nothing stated in this Agreement shall be construed against the drafting party solely because of the submission of this Agreement to the other party.



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IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS AGREEMENT TO BE DULY
EXECUTED, IN DUPLICATE, IN THE STATE OF NORTH CAROLINA.

FRISBY TECHNOLOGIES, INC.                  TRIANGLE RESEARCH &
                                           DEVELOPMENT CORP.

By: \s\ Greg Frisby                         By: \s\ David P. Colvin
    ----------------------------                -----------------------------

Title:  Chief Executive Officer             Title:  President
        ------------------------                   --------------------------

Date:  1 May 1995                           Date:  5 May 1995
       -------------------------                   --------------------------



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                                   APPENDIX T

                           Pre-Existing TRDC Accounts

Company/Individual           Location                   Product(s)

Mullion Manufacturing Ltd.   South Humberside, U.K.     Hypothermia Garments
Safety Technical Services    Liverpool, U.K.            Marine Safety Products
Peter Gordon*                Liverpool, U.K.            Marine Safety Products
Ralph Vaughn*                Roanoke Rapids, N.C.       Food Packaging Products
Avram Bar-Cohen*             Minneapolis, Minnesota     Electronic Products
John Easton*                 Lincoln, Nebraska          Agricultural Packaging
John Driscoll*               Raleigh, North Carolina    Power Electronics
ERG Inc.                     Oakland, California        Heat Exchangers
Ophir Corporation            Litteton, Colorado         Lasers, Optics and Radar
Sparta Corporation           Huntsville Alabama         Laser ordnance
H & A Company                San Diego, California      Aircraft Electronics
Simula Corporation           Asheville, NC and          Aircraft Seating
                             Phoenix, Arizona

* includes all affiliates of the listed individual wherein that individual is an employee, equity participant or paid consultant.